Exhibit 3.908

BCA-2.10 (Rev. Jul. 1984)

Submit in Duplicate
Payment must by made by Certified Check Cashier Check illinois Attorney’s Check Illinois C.P.A. Check or Money order payable to Secretary of State
DO NOT SEND CASH
JIM EDGAR
Secretary of State
State of Illinois
ARTICLES OF INCORPORATION
File #

This Space For Use By
Secretary of State

Date	3-31-88
License Fee	$5.00
Franchise Tax	$25.00
Filing Fee	$75.00

Clerk	105.00

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	Shred — All Recycling Systems Inc.

(Shall contain the wort “corporation”, “company”, “incorporated”.

“limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

Registered Agent

Fred	B.	Barbara

first Name	Middle Name	Last Name

Registered Office

3260 S. Damen Avenue

Number	Street	Suite * (A.P.O. Box alone is not acceptable)

Chicago	60608	Cook

City	Zip Code	County

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.

The transaction of any or all lawful purposes of which corporations may be incorporated under the Illinois Business Corporation Act of 1983

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized

Common	n/a	100

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

	*Par Value	Number of shares	Consideration to be
Class	per share	proposed to be issued	received therefor

Common	n/a	100	$10.000.00

			$

			$

			$

		TOTAL	$10,000.00

*  A declaration as to a “Par Value” is [ILLEGIBLE]

ARTICLE SIX	OPTIONAL
The number of directors constituting the initial board of directors of the corporation is and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify, are:

Name	Residential Address

ARTICLE SEVEN	OPTIONAL

(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$
(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs: voting majority requirements: fixing a duration other than perpetual; etc.
NAMES & ADDRESSES OF INCORPORATORS
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated: MARCH 28, 1988

	Signature and Names		Post Office Address

1.	/s/ Fred B. Barbara	1.	3260 S, Damen Avenue

	Signature			Street

	Fred B. Barbara		Chicago, Illinois 60608

	Name (please print)		City/Town	State	Zip

2.		2.

	Signature			Street

	Name (please print)		City/Town	State	Zip

3.		3.

	Signature			Street

	Name (please print)		City/Town	State	Zip
(Signatures must be in ink on original document. Carbon copy. xerox or rubber stamp signatures may only be used on conformed copies )
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him and attested by its Secretary or an Assistant Secretary.
Form BCA-2.10

File No.

ARTICLES OF INCORPORATION
FILED
MAR [ILLEGIBLE]1 1988

JIM EDGAR
FEE SCHEDULE
SECRETARY OF STATE
The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (See Art. 5). MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10 of 1% of the confederation to be received for initial issued shares (see Art. 5). MINIMUM $25.00.
EXAMPLES OF TOTAL DUE

Consideration to		Total
be Received		Due

up to $	1.000	$100.50
	$5.000	$102.50
	$10.000	$105.00
	$25.000	$112.50
	$50.000	$150.00
	$100.000	$225.00
Includes Filing Fee + License Fee + Franchise Tax
RETURN TO:
Corporation Department:
Secretary of State
Springfield, Illinois 62756
Telephone: (217) 782-6961